Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this registration on Form S-8 of our report dated March 3, 2015 relating to the financial statements of Evans Brewing Company, Inc. appearing in the entity’s Annual report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Anton & Chia, LLP

Newport Beach, California

March 10, 2016

3501 Jamboree Road, Suite 540, Newport Beach, CA 92660 tel. 949.769.8905 Fax: 949.623.9885 info@ancsecservices.com